UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2010

CAPITOL BANCORP LTD.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE.

Capitol Bancorp Limited (“Capitol”) announced today that it has terminated its offer to exchange up to 2,908,200 shares of its common stock, no par value per share, for any and all of its outstanding 10.50% trust preferred securities (the “Trust Preferred Securities”) of Capitol Trust XII, a statutory trust formed under the laws of the State of Delaware without accepting for exchange or exchanging any shares of the Trust Preferred Securities.  As of the close of business on October 18, 2010, of the 1,454,100 outstanding trust preferred securities of Capitol Trust XII, 432,348 (approximately 30 percent) had been tendered.

The Exchange Offer was subject to the receipt of a majority of the Consent Solicitations relating to amendments to certain provisions of the Indenture, dated as of December 18, 1997, as supplemented by the First Supplemental Indenture, dated as of July 31, 2009, by and between Capitol and The Bank of New York Mellon Trust Company, N.A., as trustee, and to the Guarantee Agreement dated as of December 17, 1997 by and between Capitol and the Trustee, as amended on July 31, 2009 pursuant to which the 8.50% Cumulative Trust Preferred Securities due 2027 of Capitol Trust I, a Delaware statutory trust, were issued, upon the terms and subject to the conditions set out in the Consent Solicitation Statement.  Because the required Consents have not been received, Capitol has elected to terminate the Exchange Offer pursuant to the terms and conditions of the Exchange Offer.  As a result of the termination of the Exchange Offer, no shares of Capitol’s common stock will be issued for the Trust-Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust to holders that have validly tendered their Trust Preferred Securities in connection with the Exchange Offer.

Capitol also announced that it has terminated the Consent Solicitation for Capitol Trust I.  As of the close of business on October 18, 2010, of the 2,530,000 outstanding trust preferred securities of Capitol Trust I, 567,374 had consented for the proposed amendment to the Indenture and 567,308 had consented for the proposed amendment to the Guarantee Agreement.

Capitol Bancorp Ltd.’s announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release issued by Capitol Bancorp Ltd. on October 19, 2010 announcing the termination of the offer to exchange and consent solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2010	CAPITOL BANCORP LTD. (Registrant) By: /s/ Cristin K. Reid Name: Cristin K. Reid Title: Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release issued by Capitol Bancorp Ltd. on October 19, 2010 announcing the termination of the offer to exchange and consent solicitation.